Exhibit 10.2

Registration Rights Agreement

by and among

Hospitality Investors Trust, Inc.,

Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC,

American Realty Capital Hospitality Advisors, LLC

and

American Realty Capital Hospitality Properties, LLC

Dated as of March 31, 2017

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 31, 2017, is by and among Hospitality Investors Trust, Inc., a Maryland corporation (together with its successors, the “Company”), Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC, a Delaware limited liability company ( “Brookfield”), American Realty Capital Hospitality Advisors, LLC, a Delaware limited liability company ( the “Advisor”), and American Realty Capital Hospitality Properties, LLC, a Delaware limited liability company, (the “Property Manager”), and such other Persons, if any, from time to time that become party hereto as holders of Registrable Securities (as defined below) pursuant to Section 3.04. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement (as defined herein).

WITNESSETH:

WHEREAS, on January 12, 2017, the Company, American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership (“Opco”), and Brookfield entered into a Securities Purchase, Voting and Standstill Agreement (as may be amended from time to time, the “Purchase Agreement”);

WHEREAS, immediately following the Closing (as defined below), Brookfield will hold 9,152,542.37 CPUs (as defined below) and may acquire additional CPUs pursuant to and on the terms and conditions set forth in the Purchase Agreement;

WHEREAS, immediately following the Closing, the Advisor will hold 525,046 Common Shares and the Property Manager will hold 279,329 Common Shares issuable pursuant to the Framework Agreement among the Company, Advisor, Opco, the Property Manager, American Realty Capital Hospitality Grace Portfolio, LLC, Crestline Hotels & Resorts, LLC, American Realty Capital Hospitality Special Limited Partnership, LLC and Brookfield, dated as of January 12, 2017 (as may be amended from time to time, the “Framework Agreement”);

WHEREAS, Brookfield shall have the right to convert CPUs into OP Units which are redeemable for Common Shares of the Company pursuant to and on the terms and conditions set forth in the Amended and Restated Limited Partnership Agreement of Opco, dated as of the date hereof, (as may be amended from time to time in accordance with its terms, the “A&R Opco LPA”);

WHEREAS, the Company, Brookfield, the Advisor and the Property Manager desire to enter into this Agreement as contemplated by the terms of the Purchase Agreement and the Framework Agreement to set forth certain registration and other rights with respect to the Registrable Securities.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01.         Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“A&R Opco LPA” has the meaning set forth in the recitals.

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement from and after its effective date, does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or report; and (iii) the Company has a bona fide business purpose for not disclosing.

“Advisor” has the meaning set forth in the preamble and shall include any Affiliate of the Advisor that succeeds to the rights hereunder pursuant to Section 3.04.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided, that no Holder shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement. The term “Affiliated” has a correlative meaning.

“Agreement” has the meaning set forth in the preamble.

“Brookfield” has the meaning set forth in the preamble and shall include any Affiliate of Brookfield that succeeds to the rights hereunder pursuant to Section 3.04.

“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York generally are authorized or obligated by Law, regulation or executive order to close.

“Common Shares” means shares of common stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the preamble and shall include the Company’s successors by merger, acquisition, reorganization, conversion or otherwise.

“Company Public Sale” has the meaning set forth in Section 2.04(a).

“CPUs” means a new series of convertible preferred operating partnership units of Opco designated under the A&R Opco LPA as the “Class C Units.”

“Demanding Holders” has the meaning set forth in Section 2.01(a).

“Demand Notice” has the meaning set forth in Section 2.02(b)

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“Demand Period” has the meaning set forth in Section 2.02(d).

“Demand Registration Statement” means a Registration Statement on Form S-11 or S-1 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Demand Request” has the meaning set forth in Section 2.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Framework Agreement” has the meaning set forth in the recitals.

“Holder” means any holder of Registrable Securities, including Brookfield, the Property Manager and the Advisor, who is a party hereto or who succeeds to rights hereunder pursuant to Section 3.04.

“Initiating Holder” means the Holder, or, in the case of a Demand Request by the Demanding Holders, the Demanding Holders, making a Demand Request pursuant to Section 2.02 or a Shelf Request pursuant to Section 2.03.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Launch Date” means, with respect to an Underwritten Offering, the commencement of marketing activities or, if no such marketing activities are contemplated, the earliest of (x) the filing of a preliminary Prospectus covering such Underwritten Offering, (y) the public announcement of the Company’s intention to conduct such Underwritten Offering, and (z) the public announcement of the pricing of such Underwritten Offering.

“Loss” and “Losses” has the meaning set forth in Section 2.10(a).

“Non-Recourse Parties” has the meaning set forth in Section 3.12.

“Opco” has the meaning set forth in the recitals.

“OP Unit” means a unit of interest in Opco, which is designated as an OP Unit of the partnership.

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Permitted Assignee” has the meaning set forth in Section 3.04.

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“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof, including any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Piggyback Registration” has the meaning set forth in Section 2.04(a).

“Property Manager” has the meaning set forth in the preamble and shall include any Affiliate of the Property Manager that succeeds to the rights hereunder pursuant to Section 3.04.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Purchase Agreement” has the meaning set forth in the recitals.

“Reduction Securities” has the meaning set forth in Section 2.10(d).

“Registrable Securities” means any Shares and any securities that may be issued or distributed or be issuable in respect of any by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by any Holder as of the date hereof or as may be acquired and held by any Holder at any time after the date hereof pursuant to the Purchase Agreement, the A&R Opco LPA (including by way of Transfer (as defined in the A&R Opco LPA)), the Framework Agreement and the other Transaction Documents; provided, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such Registration Statement, (ii) such Registrable Securities are able to be sold pursuant to Rule 144 under the Securities Act (or any similar or analogous rule promulgated under the Securities Act) without volume limitations or other restrictions under such Rule; (iii) such Registrable Securities shall have been otherwise transferred and no longer bear a legend restricting transfer under the Securities Act, and such Registrable Securities may be publicly resold without Registration under the Securities Act; or (iv) such Registrable Securities cease to be outstanding.

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.09.

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“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Request” means a Demand Request, a Shelf Request, a WKSI Takedown Request or a request by a Holder for Registrable Securities to be included as part of a Piggyback Registration.

“Resumption Date” has the meaning set forth in Section 2.07.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shares” means (i) the Common Shares issuable upon redemption of OP Units issuable upon conversion of the CPUs that have actually been issued to Holders pursuant to the Purchase Agreement; (ii) the Common Shares issued to the Advisor and the Property Manager pursuant to the Framework Agreement, (iii) any other securities issued as a distribution with respect to, or in exchange for or in replacement of any of the foregoing Shares; and (iv) any other securities issued or transferred in exchange for or upon conversion of any of the foregoing Shares as a result of a merger, consolidation, reorganization or otherwise (including, without limitation, any securities issued upon the conversion of the Company to a successor corporation) and any other securities issued to any of the Holders in connection with any such transaction.

“Shelf Notice” has the meaning set forth in Section 2.03(c).

“Shelf Period” has the meaning set forth in Section 2.03(b).

“Shelf Registration” means a Registration effected pursuant to Section 2.03.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the resale of Registrable Securities by their Holders from time to time in accordance with the methods of distribution elected by the Holders and set forth therein, as applicable.

“Shelf Request” has the meaning set forth in Section 2.01(a).

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“Stand-Down Notice” has the meaning set forth in Section 2.07(b)(ii).

“Suspension” has the meaning set forth in Section 2.01(e).

“Underwritten Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form) in which an underwriter participates in the distribution of such securities, including on a firm commitment basis for reoffer and resale to the public, including any such offering that is a bought deal or block sale.

“Underwritten Offering Request” has the meaning set forth in Section 2.07(a).

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recently eligibility determination date specified in paragraph (2) of that definition.

“WKSI Takedown Request” has the meaning set forth in Section 2.03(d).

Section 1.02.         Other Interpretive Provisions. Wherever required by the context of this Agreement:

(a)          the singular shall include the plural and vice versa;

(b)          the masculine gender shall include the feminine and neuter genders and vice versa;

(c)          references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time;

(d)          all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement;

(e)          all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement;

(f)          the word “or” is not exclusive;

(g)          the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation;”

(h)          the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(i)          the article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof;

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(j)          all accounting terms not specifically defined herein shall be construed in accordance with GAAP; and

(k)          the term “party” or “parties” shall mean a party to or the parties to this Agreement unless the context requires otherwise.

Article II

REGISTRATION RIGHTS

Section 2.01.         Registrations.

(a)          Registration Requests. If at any time there are outstanding Registrable Securities, any of (i) Brookfield, (ii) Holders of a majority of the outstanding Registrable Securities (the “Demanding Holders”), (iii) the Advisor, or (iv) the Property Manager may from time to time and at any time make a written request to the Company for Registration of all or part of the Registrable Securities held by them (i) on a Demand Registration Statement (a “Demand Request”) at any time the Company is only eligible to use Form S-11 or S-1 or any similar long-form Registration Statement or (ii) on a Shelf Registration Statement (a “Shelf Request”) at any time the Company is qualified to use Form S-3 or any similar short-form registration statement. Any Demand Registration Statement or Shelf Registration Statement shall be for the registered resale of Registrable Securities by their Holders from time to time in accordance with the methods of distribution elected by the Holders and set forth therein. So long as a Shelf Registration Statement is effective with respect to any Registrable Securities, no Request pursuant to this Section 2.01 shall be made with respect to such Registrable Securities.

(b)          Subject to the limitations set forth in Section 2.01(c) and (e), promptly upon receiving any Request requiring the Company to file a Registration Statement, the Company shall use its reasonable best efforts to file a Registration Statement relating to such Request (i) in the case of a Demand Registration Statement, within sixty (60) days after receipt of a Demand Request for such Registration and (ii) in the case of a Shelf Registration Statement, within thirty (30) days after receipt of a Request for such Registration, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC. No Registration shall be deemed to have been effected if (i) during the Demand Period or Shelf Period such Registration is interfered with by any stop order injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a Holder.

(c)          Limitation on Registrations. Brookfield and the Demanding Holders shall collectively have the right to make up to three (3) Requests in any twelve (12) month period. The Advisor and the Property Manager shall, collectively, have the right to make one (1) Request. Notwithstanding the foregoing (and unless otherwise consented to by the Board), (i) Brookfield, the Advisor, the Property Manager and the Demanding Holders may collectively make no more than (A) three (3) Requests in any twelve (12) month period or (B) more than one (1) Request in any three (3) month period and (ii) in no event shall the Company be required to file more than three (3) Registration Statements in any twelve (12) month period.

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(d)          Reduction Securities. Notwithstanding anything contained herein to the contrary, in the event that the SEC limits the amount of Registrable Securities that may be included and sold by Holders in any Registration Statement, including any Shelf Registration Statement or Demand Registration Statement, pursuant to Rule 415 or any other basis, the Company may reduce the number of Registrable Securities included in such Registration Statement on behalf of the Holders in whole or in part (in case of an exclusion as to a portion of such Registrable Securities, such portion shall be allocated pro rata among such Holders in proportion to the respective numbers of Registrable Securities represented by Shares requested to be registered by each such Holder over the total amount of Registrable Securities represented by Shares) (such Registrable Securities, the “Reduction Securities”); provided, however, that prior to making any such reduction, the Company shall be obligated to use its reasonable best efforts to advocate with the SEC for the Registration of all of the Registrable Securities. In such event the Company shall give the Holders prompt notice of the number of such Reduction Securities excluded and the Company will not be liable for any damages under this Agreement in connection with the exclusion of such Reduction Securities. The Company shall use its reasonable best efforts at the first opportunity that is permitted by the SEC to Register for resale the Reduction Securities. Such new Registration Statement shall be on Form S-3 (except if the Company is not then eligible to Register for resale the Reduction Securities on Form S-3, in which case such Registration Statement shall be on another appropriate form for such purpose). The Company shall use its reasonable best efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Demand Period or Shelf Period, as applicable.

(e)          Delay in Filing; Suspension of Registration. If a majority of the Board of Directors of the Company determines in good faith that the filing, initial effectiveness or continued use of a Shelf Registration Statement or a Demand Registration Statement at any time would (i) render the Company unable to comply with applicable securities laws, (ii) require the inclusion or filing of financial statements under Rules 3-05 or 3-14 or Article 11 under the Securities Act with respect to an acquisition at a significance level of greater than 50% that the Company is reasonably unable to include or file at such time or (iii) require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Suspension”); provided, however, that the Company shall not be permitted to exercise a Suspension for a period of more than sixty (60) consecutive calendar days on any one occasion or an aggregate of ninety (90) days in any twelve (12) month period, and in any case not more than three (3) times in any twelve (12) month period. In the case of a Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above, and agree to keep the fact of any Suspension strictly confidential. The Company shall immediately notify the Holders upon the termination of any Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to any Registration Statement that is subject to a Suspension, if required by the Securities Act, including the undertakings required to be included in any Registration Statement pursuant to Item 512 of Regulation S-K.

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Section 2.02.         Demand Registration.

(a)          Demand Registration. Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof.

(b)          Demand Notice. Promptly upon receipt of any Demand Request on a date on which the Company is not eligible to file a Shelf Registration Statement (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Holders, and the Company shall include in such Demand Registration Statement all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 2.02(b) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities. If any Holder does not deliver a notice within five (5) Business Days after the delivery of the Demand Notice, such Holder shall be deemed to have irrevocably waived any and all rights under this Section 2.02 with respect to such Registration (but not with respect to future Registrations in accordance with this Section 2.02(b)).

(c)          Demand Withdrawal. Any Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Sections 2.02(a) or 2.02(b), may withdraw all or any portion of its Registrable Securities from a Demand Registration by providing written notice to the Company at least two (2) Business Days prior to the effectiveness of the applicable Demand Registration Statement or, in the case of an Underwritten Offering, at least two (2) Business Days prior to the time of pricing of such Underwritten Offering. The Company shall continue its reasonable best efforts to secure effectiveness of the applicable Demand Registration Statement in respect of the Registrable Securities of any other Holder that has requested inclusion in the Demand Registration Statement pursuant to Section 2.02(a) or 2.02(b) so long as the Initiating Holder has not withdrawn all of its Registrable Securities to be included in such Demand Registration Statement; provided, however, if the Initiating Holder has requested for all of its Registrable Securities to be withdrawn from such Demand Registration Statement, the Company shall immediately cease all efforts to secure effectiveness of the applicable Demand Registration Statement, even if one or more other Holders have requested for Registrable Securities to be included in such applicable Demand Request pursuant to Section 2.02(b) and such withdrawn Demand Registration Statement shall not count towards the limitation on Registration Statements set forth in Section 2.01(c).

(d)          Effective Registration. The Company shall use reasonable best efforts to cause any Demand Registration Statement to be declared effective by the SEC and to remain effective for not less than one hundred eighty (180) days (or such shorter period as shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn) (the applicable period, the “Demand Period”).

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Section 2.03.         Shelf Registration.

(a)          Filing.

(i)          Subject to the limitations set forth in Section 2.01(c) and (e), if a Shelf Request is made, the Company shall file with the SEC a Shelf Registration Statement pursuant to Rule 415 of the Securities Act relating to the offer and sale by Holders from time to time in accordance with the methods of distribution elected by the Initiating Holder and set forth in the Shelf Registration Statement and, as promptly practicable thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act. Each Shelf Request shall specify the kind of Registrable Securities to be Registered, the intended methods of disposition thereof and, unless the Company is a WKSI at the time of such Shelf Request, the aggregate amount thereof. At any time prior to or after the filing of a Shelf Registration Statement, a Holder may request, which request shall be deemed a Shelf Request for purposes of Section 2.01(c), that the number of its Registrable Securities previously requested to be registered on such Shelf Registration Statement be increased to a larger number of its Registrable Securities and the Company shall thereafter use its reasonable best efforts to take all actions reasonably necessary to effect such increase for such Shelf Registration Statement as promptly as practicable thereafter, which actions may include causing a post-effective amendment to such Shelf Registration Statement to be filed or filing a new Shelf Registration Statement; provided, that such requests by any Holder and such filings by the Company shall be subject to the limitations of Section 2.01(c). If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, such request shall be deemed to be a Demand Request for purposes of Section 2.01(c) and the Company’s obligations under Section 2.02 shall apply with respect to such request.

(ii)         If, on the date of the Shelf Request, the Company is a WKSI, then the Holders should be permitted to include in such Shelf Request an unspecified amount of Registrable Securities. The Company shall provide to the Holders the information necessary to determine the Company’s status as a WKSI upon request.

(b)          Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until such date as all Registrable Securities covered thereby cease to be Registrable Securities (such period of effectiveness, the “Shelf Period”).

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(c)          Shelf Notice. Promptly upon receipt of a Shelf Request pursuant to Section 2.03(a) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Shelf Notice”) of the receipt of such request, describing it in reasonable detail, to all other Holders. If the Company is not a WKSI, the Company shall offer each such Holder the opportunity to include in the Shelf Registration Statement the number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date that the Shelf Notice has been delivered. If any such Holder receiving the Shelf Notice does not deliver a notice within five (5) Business Days after the date that the Shelf Notice has been delivered, such Holder shall be deemed to have irrevocably waived any and all right under this Section 2.03with respect to such Registration (but not with respect to future Registrations in accordance with this Section 2.03). If the Company is a WKSI, no Holder shall be required to request inclusion of Registrable Securities in the Shelf Registration Statement until such time that the Company delivers a WKSI Takedown Request in connection with such Shelf Registration Statement pursuant to Section 2.03(d) hereunder.

(d)          WKSI Takedown. In the event that the Company is a WKSI and has filed a Shelf Registration Statement registering an unspecified amount of Registrable Securities pursuant to Section 2.03(a)(ii), an offering or sale of Registrable Securities pursuant to a Shelf Registration Statement may be initiated at any time and from time to time during the effectiveness of a Shelf Registration Statement, by notice to the Company specifying the intended method or methods of disposition thereof, by written request of an Initiating Holder to the Company (each, a “WKSI Takedown Request”) to effect a public offering of all or a portion of an Initiating Holder’s Registrable Securities that are covered or will be covered by such Shelf Registration Statement. As soon as practicable after the receipt of a WKSI Takedown Request the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose. For the avoidance of doubt, a WKSI Takedown Request with respect to an Underwritten Offering and shall be subject to the procedures, conditions and restrictions set forth in Section 2.07(a).

(e)          Distributions of Registrable Securities to Partners or Members. In the event any Holder requests to participate in a Registration pursuant to this Section 2.03 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by the Holder and provided such Registrable Securities have been assigned to such partners or members in accordance with Section 3.04 in connection with such distribution.

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Section 2.04.         Piggyback Registration.

(a)          Participation. Subject to the limitations set forth in Section 2.01, if the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of any equity securities of the Company or Opco for the account of the Company or Opco or for the account of any other Persons (other than (i) a Registration under Sections 2.01, 2.02 or 2.03, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms, (iii) in connection with an “at-the-market” equity distribution program or dividend reinvestment program or (iv) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) (a “Company Public Sale”), then, as soon as reasonably practicable, the Company shall give written notice of such proposed filing to the Holders, and such notice shall offer the Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.07(c), the Company shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within five (5) days after the receipt by such Holders of any such notice; provided that if at any time after giving written notice of its intention to Register or sell any securities, and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or sell or to delay Registration or sale of such securities, the Company shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to Register or sell, shall be relieved of its obligation to Register or sell any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of Brookfield, the Advisor, the Property Manager or the Demanding Holders to request that such Registration be effected as a Demand Registration under Section 2.01 or an Underwritten Offering, as the case may be, and (ii) in the case of a determination to delay Registering or selling, in the absence of a Demand Request or a request with respect to a Underwritten Offering, shall be permitted to delay Registering or selling any Registrable Securities, for the same period as the delay in Registering or selling such other securities.

(b)          Withdrawal. Each Holder shall be permitted to withdraw all or part of its Registrable Securities in a Company Public Sale (other than in an Underwritten Offering, in which case Section 2.07(f) shall apply) by giving written notice to the Company of its request to withdraw; provided, that (i) such request must be made in writing at least two (2) Business Days prior to the effectiveness of such Registration Statement and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Holder shall no longer have any right to include Registrable Securities in the Company Public Sale as to which such withdrawal was made.

Section 2.05.         Black-out Periods.

(a)          Black-out Periods for Holders. In the event of a Company Public Sale of the Company’s equity securities in an Underwritten Offering, the Holders agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before and ending ninety (90) days (or such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, however, such restrictions shall not apply to (i) distributions-in-kind to a Holder’s partners or members but only if such partners or members agree to be bound by the restrictions therein; and (ii) transfers to Affiliates for so long as they remain Affiliates, but only if such Affiliates agree to be bound by the restrictions herein as a Permitted Assignee pursuant to Section 3.04.

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(b)          Black-out Period for the Company and Others. In the case of an Underwritten Offering for Registrable Securities pursuant to Section 2.07(a), the Company and the Holders agree, if requested by the managing underwriter or underwriters with respect to such Registration, not to effect any public sale or distribution of any securities that are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting agreement in connection therewith), to the extent timely notified in writing by the managing underwriter or underwriters. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to any Registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement. The Company agrees to use its reasonable best efforts to obtain from (i) to the extent, but only to the extent, any such holder holds more than 5% of the outstanding Common Shares, each holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, and (ii) all directors and executive officers of the Company, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 2.08), if after the date hereof the Company grants any Person (other than a Holder) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section 2.05 as if it were a Holder hereunder.

Section 2.06.         Registration Procedures.

(a)          In connection with the Company’s obligations under Sections 2.01, 2.02, 2.03 and 2.04, the Company shall use its reasonable best efforts to effect any Registration and to permit the sale of any Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i)          prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to Participating Holders, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel; (y) except in the case of a Registration under Section 2.04, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the underwriters (if any) shall reasonably object; and (z) make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request;

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(ii)         prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by any Participating Holder (to the extent such request relates to information relating to such Holder) or (y) necessary to keep such Registration effective for such period as required by Section 2.02(d) or Section 2.03(b), whichever is applicable, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)        notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes and (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv)        promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which shall correct such misstatement or omission or effect such compliance;

(v)         to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

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(vi)        use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus;

(vii)       promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to a Registration Statement such information as the managing underwriter or underwriters agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to a Registration Statement as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to a Registration Statement;

(viii)      furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix)         deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter, it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

(x)          on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.02(d) or Section 2.03(b), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi)         cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely removal of any restrictive legends from Registrable Securities to be sold; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

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(xii)        use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii)       not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities (and if applicable, provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company);

(xiv)      make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings then being undertaken;

(xv)       enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Initiating Holder or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi)      obtain for delivery to the underwriter or underwriters, if any, with copies to the Participating Holders, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance;

(xvii)     in the case of an Underwritten Offering, (a) obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement and (b) obtain the required consents from the Company’s independent certified public accountants and, if applicable, independent auditors to include the accountants’ or auditors’ report, as applicable, relating to the specified financial statements in the Registration Statement and to be named as an expert in the Registration Statement;

(xviii)    cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

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(xix)       use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx)        provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi)       use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;

(xxii)      make available upon reasonable notice at reasonable times and for reasonable periods for inspection, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Brookfield, the Advisor, the Property Manager or the Demanding Holders, as applicable, or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.06(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (v) the release of such information is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (w) disclosure of such information, in the opinion of counsel to such Person, is otherwise required by law, (x) such information is or becomes publicly known other than through a breach of this Agreement or any other obligation to maintain confidence of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person without reference to the confidential information provided by the Company or its Representatives;

(xxiii)     in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxiv)    take no direct or indirect action prohibited by Regulation M under the Exchange Act;

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(xxv)     take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xxvi)    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition to the Holders of Registrable Securities in accordance with the terms of this Agreement.

(b)          The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such Registration or sale the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c)          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.06(a)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.06(a)(iv), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.06(a)(iv) or is advised in writing by the Company that the use of the Prospectus may be resumed.

(d)          To the extent that Brookfield, the Advisor or the Property Manager or any of their Affiliates, as applicable, is deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or otherwise, the Company agrees that (1) the indemnification and contribution provisions contained in this Agreement shall be applicable to the benefit of Brookfield, the Advisor or the Property Manager, or one of their Affiliates, as applicable, in its role as deemed underwriter in addition to its capacity as Holder and (2) Brookfield, the Advisor or the Property Manager, or any of and their Affiliates , as applicable, shall be entitled to conduct such activities which it would normally conduct in connection with satisfying its “due diligence” defense as an underwriter in connection with an offering of securities registered under the Securities Act, including conducting due diligence and the receipt of customary opinions and comfort letters.

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Section 2.07.         Underwritten Offerings.

(a)          Underwritten Offering Requests. Upon the written request of any Initiating Holder from time to time for an Underwritten Offering under a Registration Statement filed in accordance with the terms of this Agreement (an “Underwritten Offering Request”), the Company shall (A) promptly give written notice of such Underwritten Offering Request to the other Holders and (B) cooperate with such Initiating Holder and any underwriter, as well as any other Holders that have requested that their Registrable Securities be included in such Underwritten Offering within two (2) Business Days after receiving the notice from the Company in clause (A) above, in effecting an Underwritten Offering under any Registration Statement filed pursuant to this Agreement as promptly as reasonably practicable following receipt of such Underwritten Offering Request; provided, however, that (x) all Holders shall not be entitled to make in the aggregate more than three (3) Underwritten Offering Requests that result in priced Underwritten Offerings in any twelve (12) month period; and (y) any such Initiating Holder may withdraw or abandon the Underwritten Offering Request at any time prior to any Underwritten Offering becoming priced. Each Underwritten Offering Request will specify the number of Registrable Securities proposed by the Holder to be included in such Underwritten Offering, the intended method of distribution and the estimated gross proceeds of such Underwritten Offering, which may not be less than $50,000,000. If requested by the underwriters for any Underwritten Offering, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Initiating Holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.10. Participating Holders shall cooperate with the Company in the negotiation and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holders, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

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(b)          Priority.

(i)          Notwithstanding any other provision of this Section 2.07, in the case of an Underwritten Offering pursuant to an Underwritten Offering Request, if the managing underwriter or underwriters of an Underwritten Offering advise the selling Holders that, in its or their opinion, the number of securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Underwritten Offering (i) first, shall be allocated to the Initiating Holder and, if the Demanding Holders are the Initiating Holder, pro rata among the Demanding Holders that have requested to participate in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (ii) next, and only if all the securities referred to in clause (i) have been included, the number of securities that the Company and any other Holder that has a right to participate in such Underwritten Offering proposes to include in such Underwritten Offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect.

(ii) The Company will have the right to delay an Underwritten Offering by an Initiating Holder following receipt of an Underwritten Offering Request if the Company, not more than 30 days prior to receipt of such request indicated intent (either by (i) circulating to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities of the Company, (ii) soliciting bids for a primary offering of equity securities of the Company, or (iii) otherwise reaching an understanding with an underwriter with respect to a primary offering of equity securities of the Company), and intends to effect its own Underwritten Offering by giving the Initiating Holder written notice of such intent (a “Stand-Down Notice”), whereby the Company’s obligation to cooperate with the Initiating Holder and any underwriter in effecting an Underwritten Offering shall be suspended until the later of the Resumption Date (as defined below) and the expiration of any lock-up agreement required to be entered into by the Initiating Holder pursuant to Section 2.05; provided, however, that (x) the Company will not be entitled to deliver a Stand-Down Notice in respect of an Underwritten Offering Request later than 5 p.m. New York time on the third (3rd) Business Day following receipt of such Underwritten Offering Request; (y) the Company will not be entitled to more than one (1) Stand-Down Notice in any twelve (12) month period; and (z) the Company will be deemed to have rescinded the Stand-Down Notice automatically, whereby the Company’s obligation to cooperate with the Initiating Holder and any underwriter in effecting an Underwritten Offering shall resume, if (I) the Launch Date in respect of the Company’s Underwritten Offering has not occurred by the end of the tenth (10th) Business Day after the date of the Underwritten Offering Request or (II) the Company’s Underwritten Offering has not been priced by the end of the fifth (5th) Business Day after the Launch Date (the date following automatic rescission of a Stand-Down Notice pursuant to either clause (I) and clause (II) above, a “Resumption Date”). The Holders acknowledge and agree that the receipt of any Stand-Down Notice may constitute material non-public information regarding the Company and shall keep the existence and contents of any Stand-Down Notice confidential.

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(c)          Piggyback Registrations. In connection with any Underwritten Offering of shares of the Company’s equity Securities pursuant to Section 2.04, the Company shall not be required to include any Registrable Securities in such Underwritten Offering unless such selling Holders accept the terms of the Underwritten Offering as agreed upon between the Company and its underwriters. In connection with any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration pursuant to Section 2.04, if the managing underwriter or underwriters of such proposed Underwritten Offering informs the Company in writing (a copy of which shall be provided to the Holders) that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Underwritten Offering shall be allocated (i) first, 100% of the securities proposed to be sold in such Underwritten Offering by the Company or (subject to Section 2.08) any Person (other than a Holder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Underwritten Offering, any other securities eligible for inclusion in such Underwritten Offering.

(d)          Participation in Underwritten Registrations. Subject to the provisions of Section 2.07(a) and Section 2.07(c) above and this Section 2.07(d), no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) promptly completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(e)          Underwriters, Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.07(a), the price, underwriting discount and other financial terms for the Registrable Securities shall be determined in good faith by the Initiating Holder, and the Initiating Holder shall have the right to select one or more underwriters for such Underwritten Offering; provided, that any underwriter must be approved by the Company, which approval will not be unreasonably withheld, conditioned or delayed. In the case of any Underwritten Offering under Section 2.04, the Company shall have the sole right to determine the underwriters and all other matters affecting the Underwritten Offering, including the price, underwriting discount and other financial terms of the Underwritten Offering.

(f)          Withdrawal. In the case of any Underwritten Offering under Section 2.07(a) or 2.04, each of the Holders may withdraw all or part of their Registrable Securities from such Underwritten Offering any Holder may elect to withdraw all or part of its Registrable Securities from such Underwritten Offering by giving written notice to the Company of its request to withdraw; provided, that (i) such request must be made in writing at least two (2) Business Days prior to the earlier of the anticipated Launch Date and the anticipated pricing or trade date of such Underwritten Offering and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Holder shall no longer have any right to include Registrable Securities in the Underwritten Offering as to which such withdrawal was made.

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Section 2.08.         No Inconsistent Agreements. The Company shall not hereafter enter into, and, following the closing of the transactions contemplated by the Framework Agreement, is not currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement.

Section 2.09.         Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, Prospectuses, Issuer Free Writing Prospectus and other documents in connection therewith and any amendments or supplements thereto and expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company, (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company and any subsidiaries of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then customary underwriting practice (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all reasonable and documented fees and disbursements of one legal counsel for Brookfield and, if Brookfield is not the Initiating Holder, the Initiating Holder, not to exceed $100,000 in the aggregate for all jurisdictions in connection with the filing of the Shelf Registration Statement or any Underwritten Offering, (viii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration; (x) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties); and (xi) if the underwriter for any Underwritten Offering reasonably determines a “road show” is necessary, all expenses incurred by the Company related to the road show for such Underwritten Offering, and all reasonable and documented out of pocket expenses of Brookfield and, if Brookfield is not the Initiating Holder, the Initiating Holder to the extent, but only to the extent, the managing underwriter explicitly requests the participation of either Brookfield or the Initiating Holder in such road show, including all travel, meals and lodging of the Company. All such expenses are referred to herein as “Registration Expenses.” Notwithstanding the foregoing, the Company shall not be required to pay for any Registration Expenses in connection with any Registration begun pursuant to Sections 2.02 or 2.03(a) if the applicable request is subsequently withdrawn at the request of the Initiating Holder (in which case the Initiating Holder shall bear such expenses), unless the Holders agree to forfeit their right to one Registration provided for in Section 2.01(c). The Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

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Section 2.10.         Indemnification.

(a)          Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including, without limitation, reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided, that the Company shall not be liable to any particular indemnified party (A) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by an indemnified party expressly for use in the preparation thereof or (B) to the extent that any such Loss arises out of or is based upon an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

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(b)          Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from(i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Participating Holder pursuant to Section 2.10(d) and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c)          Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party, such consent not to be unreasonably withheld, conditioned or delayed. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party, such consent not to be unreasonably withheld, conditioned or delayed. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.10(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

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(d)          Contribution.   If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.10 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein (other than as a result of exceptions contained in paragraphs (a) and (b) of this Section 2.10), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, (as well as any other relevant equitable considerations). In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.10(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 2.10(a) and Section 2.10(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.10(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 2.10(b) and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. If indemnification is available under this Section 2.10and sufficient in respect of all Losses referred to under this Section 2.10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.10(a) and Section 2.10(b) hereof without regard to the provisions of this Section 2.10(d). The remedies provided for in this Section 2.10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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Section 2.11.         Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of Brookfield, the Advisor or the Property Manager make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time), and it will take such further action as Brookfield, the Advisor or the Property Manager may reasonably request, all to the extent required from time to time to enable Brookfield, the Advisor or the Property Manager to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Article III

MISCELLANEOUS

Section 3.01.         Term. Except for the obligations to maintain confidentiality set forth in Section 2.06(a)(xxii), the provisions of Section 2.10 and all provisions of this Article III, which shall survive any such termination, this Agreement shall terminate upon the later of the expiration of the Shelf Period and such time as all Registrable Securities cease to be Registrable Securities; provided, however, any obligations of the Company to any Holder will terminate as to such Holder when such Holder no longer owns any Registrable Securities.

Section 3.02.         Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which transmission is confirmed), emailed (which receipt is confirmed) or sent by overnight courier (providing proof of delivery), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), to the parties at the following addresses:

if to the Company:	Hospitality Investors Trust, Inc.
3950 University Drive, Suite 301
Fairfax, VA 22030
Attention: Edward T. Hoganson

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with a copy to:	Proskauer Rose LLP
Eleven Times Square
New York, NY 10036-8299
Attention: Steven L. Lichtenfeld
Michael E. Ellis
Email: slichtenfeld@proskauer.com
mellis@proskauer.com
Facsimile: (212) 969-2900

if to Brookfield:	c/o Brookfield Property Group
250 Vesey Street, 15th Floor
New York, NY 10281
Attention: Lowell Baron
Andrew Burych
Email: lowell.baron@brookfield.com
andrew.burych@brookfield.com

with a copy to:	Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Steven L. Wilner
Neil Q. Whoriskey
Email: swilner@cgsh.com
nwhoriskey@cgsh.com
Facsimile: (212) 225-3999

if to the Advisor:	American Realty Capital Hospitality Advisors, LLC
405 Park Avenue, 14th Floor
New York, NY 10022
Attention: Jesse Charles Galloway
Email: jgalloway@ar-global.com
Facsimile: (646) 861-7804

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with a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Jeffrey D. Marell
Email: jmarell@paulweiss.com
Facsimile: (212) 492-0105

if to the Property Manager:	American Realty Capital Hospitality Properties, LLC
405 Park Avenue, 14th Floor
New York, NY 10022
Attention: Jesse Charles Galloway
Email: jgalloway@ar-global.com
Facsimile: (646) 861-7804

with a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Jeffrey D. Marell
Email: jmarell@paulweiss.com
Facsimile: (212) 492-0105

if to any other Holder who becomes party to this Agreement after the date hereof, to the address on the counterpart signature page to this Agreement executed by such Holder, or such other address, email address or facsimile number as any party may hereafter specify by like notice to the other parties hereto.

All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until 9:00 a.m. local time on the next succeeding Business Day in the place of receipt.

Notice to the holder of record of any Registrable Securities shall be deemed to be notice to the holder of such securities for all purposes hereof.

Section 3.03.         Amendment. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed by the Company, Brookfield (or if Brookfield is no longer a party to this Agreement, a majority of Holders of then-outstanding Registrable Securities issued or issuable upon conversion of CPUs into OP Units and the redemption thereof for Common Shares), and, if the Advisor or the Property Manager continues to be a party to this Agreement and the extent such amendment or waiver adversely effects the rights of the Advisor or the Property Manager hereunder, the Advisor and the Property Manager, as applicable. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all parties to this Agreement.

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Section 3.04.         Successors, Assigns and Transferees. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement by operation of Law or otherwise without the prior written consent of the other parties hereto except any Holder may assign all or a portion of its rights or obligations hereunder to any Person to which such party transfers its ownership of all or any of its Registrable Securities (each such Person, a “Permitted Assignee”); provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Transaction Documents, including the Purchase Agreement, the A&R Opco LPA, or the Company’s Charter in effect as of the date of such assignment, transfer or other disposition; provided, further however no Brookfield Excluded Affiliate may be a Permitted Assignee under this Section 3.04 unless, in the case of a Transfer from Brookfield or a Brookfield Affiliate, prior to the applicable transfer of Registrable Securities, and as a condition thereof, the applicable Brookfield Excluded Affiliate notifies the Company in writing of such Transfer, which notice shall include a confirmation that such Permitted Transferee is an Affiliate of Brookfield and that, following such transfer, shall no longer be a Brookfield Excluded Affiliate for purposes of this Agreement or any of the other Transaction Documents, including the Purchase Agreement and the A&R Opco LPA. Such Permitted Assignees and any other Person that acquires Registrable Securities in accordance with the terms of the Transaction Documents, shall execute a counterpart to this Agreement and become a party hereto with all the rights and obligations set forth hereunder and such Permitted Assignee’s Registrable Securities shall be subject to the terms of this Agreement.

Section 3.05.         Binding Effect. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties (whether by merger, consolidation, acquisition of all or substantially all of the assets of the respective party or otherwise).

Section 3.06.         Third Parties. Other than each other Person entitled to indemnity or contribution under Section 2.10, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto any rights, remedies, obligations or Liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, stockholder, director, officer, employee or other beneficial owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

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Section 3.07.         Governing Law; Injunctive Relief. This Agreement shall be governed in all respects by the Laws of the State of New York without regard to any choice of Laws or conflict of Laws provisions that would require the application of the Laws of any other jurisdiction. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur if any of the provisions of this Agreement (including failing to take such actions that are required of it hereunder to consummate the transactions contemplated by this Agreement) were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached. It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions, specific performance and other equitable relief, without proof of actual damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any state or federal courts located in the City of New York and any appellate court therefrom within the State of New York, in addition to any other remedy to which they are entitled at Law or in equity for any such breach. Each of the parties agree that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. The parties hereto agree that (i) by seeking the remedies provided for in this Section 3.07 a party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a party under this Agreement and (ii) the commencement of any action or proceeding pursuant to this Section 3.07 or anything set forth in this Section 3.07 shall not restrict or limit any party’s right to pursue any other remedies under this Agreement that may be available then or thereafter.

Section 3.08.         Jurisdiction; Waiver of Jury Trial. In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any party or its successors or assigns, shall be brought and determined exclusively in any state or federal courts located in the City of New York and any appellate court therefrom within the State of New York. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3.08 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action or proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 3.08, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such action or proceeding is improper or (iii) this Agreement, or the subject matter hereof may not be enforced in or by such courts. Each party hereby consents to service being made through the notice procedures set forth in Section 3.02 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 3.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement. EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 3.09.         Entire Agreement. This Agreement and the other documents delivered pursuant to or in connection with this Agreement, including the other Transaction Documents, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. Except as otherwise expressly provided herein (including Section 3.04), no Holder or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

Section 3.10.         Severability. If any term or provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms. Upon such a declaration by a court of competent jurisdiction, the parties shall use their respective reasonable best efforts to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement to be consummated as originally contemplated to the fullest extent possible.

Section 3.11.         Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

Section 3.12.         No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any former, current or future director, officer, employee, incorporator, stockholder, equity holder, controlling Person, portfolio company, manager, advisor, managing member, member, general partner, limited partner, principal or other agent of any Holder or of any Affiliate or assignee thereof (excluding, for the avoidance of doubt, the Company and Opco, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no Liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement or the transactions contemplated herein or for any claim based on, in respect of or by reason of the respective obligations of such Holder under this Agreement. Without limiting the rights of any party against any other party hereto, in no event shall any party or any party’s Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Each party hereby waives and releases all such Liability. This waiver and release is a material inducement to each party’s entry into this Agreement.

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Section 3.13.         Headings. The heading references herein and in the table of contents hereto are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

HOSPITALITY INVESTORS TRUST, INC.

By:	/s/ Paul C. Hughes
Name:	Paul C. Hughes
Title:	Authorized Signatory

BROOKFIELD

Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC

By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

ADVISOR

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC

By: American Realty Capital Hospitality Special Limited Partner, LLC, its sole member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

PROPERTY MANAGER

AMERICAN REALTY CAPITAL HOSPITALITY PROPERTIES, LLC

By: American Realty Capital Hospitality Special Limited Partner, LLC, its sole member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]